UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 3, 2023

UNIVERSAL SECURITY INSTRUMENTS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31747	52-0898545
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 363-3000

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	UUU	NYSE MKT LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.01.	Notice of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2023, Universal Security Instruments, Inc. (the “Company”) received a letter from NYSE Regulation on behalf of NYSE American LLC (the “Exchange”) stating that the Company is not in compliance with the continued listing standards set forth in Section 704 of the Exchange’s Company Guide (the “Company Guide”) as the result of the Company’s failure to hold an annual meeting for the fiscal year ended March 31, 2022 by March 31, 2023.

The Company expects to hold an annual meeting in the fall of 2023, at which time it will regain compliance with the NYSE American’s continued listing standards.

On April 5, 2023, the Company issued a press release announcing its receipt of the letter from the Exchange. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(c)       Exhibits

The following exhibits are filed herewith:

Exhibit No.
99.1	Press Release dated April 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL SECURITY INSTRUMENTS, INC.
(Registrant)

Date: April 5, 2023	By:	/s/ Harvey B. Grossblatt
Harvey B. Grossblatt
President